UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 18, 2020

Green Hygienics Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54338	26-2801338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13795 Blaisdell Place, Suite 202, Poway, CA	92064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 802-0299

 ____________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging grows company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into A Material Definitive Agreement.

Placement Agent and Advisory Services Agreement

On September 18, 2020 (the “Effective Date”), Green Hygienics Holdings Inc. (the “Company”) entered into a Placement Agent and Advisory Services Agreement (the “Placement Agreement”) with Boustead Securities, LLC (“BSL”), an investment banking firm that advises clients on mergers and acquisitions, capital raises, and restructuring assignments in a wide array of industries and circumstances.

The Company has engaged BSL to act as the Company’s placement agent, on an exclusive basis during the Initial Term (as defined below), relating to (a) any securities offerings in a transaction or transactions exempt from registration under the Securities Act of 1933, as amended, (b) any alienation of Company shares, goodwill, or substantially of the assets of the Company, whether by sale, transfer, merger, or disposal, (c) the entering into, transfer or surrender of any lease, license, option, joint venture, partnership, or franchise; (d) any other financial arrangement relating to the Company and having an effect similar to clause (b) or (c); (e) the filing of a petition for bankruptcy or receivership by, on behalf of, or against any Company signatory; or (f) the filing of a request to register any securities of a Company signatory with the Securities and Exchange Commission (or similar regulatory body outside the United States) (each, a “Financing”). BSL’s obligations under the Placement Agreement are on a best efforts basis and BSL will act solely as a broker with respect to identifying and negotiating with potential investors in a Financing. BSL will not act as an underwriter in any Financing.

The initial term of this Agreement shall be exclusive for six (6) months from the Company’s delivery of an offering memorandum to BSL (the “Initial Term”). After the Initial Term, the term of the Placement Agreement will automatically be extended for additional successive one (1) year periods unless either party provides written notice to the other party of its intent not to so extend the term at least thirty (30) days before the expiration of the then current term.

Under the terms of the Placement Agreement, the Company has agreed to issue to BSL an advisory fee of two hundred fifty thousand (250,000) common stock shares with an issuance date of the Effective Date (the “Advisory Fee Shares”).

Additionally, the Company will pay BSL a Success Fee, as described herein, when the Company closes on a Financing (including a merger or acquisition) during the term of the Agreement or during a two (2) year period thereafter. If the Company consummates an Financing (to include stock/equity purchased directly from a shareholder(s) of the Company), BSL shall receive a Success Fee of eight percent (8%) of the gross proceeds received in the Financing (including, without limitation, upon the exercise of any warrants issued in an Financing) and warrants to purchase eight percent (8%) of the number of shares issued in the Financing plus, and in the event that warrants or other rights are issued in the Financing, eight percent (8%) of the shares issuable upon exercise of the warrants or other rights, and in the event of the debt financing, warrants to purchase an amount of Company common stock equal to the eight percent (8%) of the gross amount of debt financing or facility received by the Company divided by the Strike Price per Share. The warrant exercise price, i.e. the “Strike Price per Share”, shall be defined as the lower of: 1) the price per share paid by investors in each respective Financing, 2) in the event that securities convertible are sold in the Financing, the conversion price of such securities, or 3) in the event that warrants or other rights are issued in the Financing, the exercise price of such warrants or other rights.

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Certain transactions either currently being negotiated by the Company or any financings from already established relationships of the Company are excluded from the Placement Agreement.

The Placement Agreement contains customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.

The foregoing description of the Placement Agreement is a summary, and is qualified in its entirety by reference to such document, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference. The Company intends to rely on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder for the issuance of the Advisory Fee Shares to BSL pursuant to the Placement Agreement.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit	Number Description
10.1	Placement Agent and Advisory Services Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN HYGIENICS HOLDINGS, INC.

(Registrant)

Date: September 28, 2020	By:	/s/ Ron Loudoun
Ron Loudoun
President and Chief Executive Officer

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